    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1996

                                                       REGISTRATION NO. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                              ACNIELSEN CORPORATION
             (Exact name of Registrant as specified in its charter)

                         DELAWARE                                                   06-1454128
(State or other jurisdiction of incorporation or organization)       (I.R.S. Employer Identification Number)


                                177 BROAD STREET
                               STAMFORD, CT 06901
    (Address, including zip code, of Registrant's principal executive office)

                              ACNIELSEN CORPORATION
                                  SAVINGS PLAN
                            (Full title of the Plan)
                         -------------------------------
                                 EARL H. DOPPELT
                            EXECUTIVE VICE PRESIDENT
                               AND GENERAL COUNSEL
                                177 BROAD STREET
                               STAMFORD, CT 06901
                                 (203) 961-3000
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)


                                   COPIES TO:
                              JOEL S. HOFFMAN, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                          NEW YORK, NEW YORK 10017-3954
                                 (212) 455-2000
                         -------------------------------





                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                               PROPOSED           PROPOSED
                                                AMOUNT TO      MAXIMUM             MAXIMUM          AMOUNT OF
                                                   BE       OFFERING PRICE        AGGREGATE       REGISTRATION
       TITLE OF SECURITIES TO BE REGISTERED    REGISTERED    PER SHARE(A)    OFFERING PRICE (A)      FEE (A)
--------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share          600,000         $7.03            $4,218,000          $1,278
==============================================================================================================

(a) Pursuant to Rule 457(h)(i) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the book value per share.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. Incorporation of Documents by Reference

      The Registration Statement on Form 10, as amended, previously filed by ACNielsen Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is hereby incorporated by reference in this Registration Statement.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities

      Not required.

ITEM 5. Interests of Named Experts and Counsel

      None.

ITEM 6. Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      The Company's Restated Certificate of Incorporation provides that the Company shall indemnify directors and officers to the fullest extent permitted by the laws of the State of Delaware. The Company's Restated Certificate of Incorporation also provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

      The indemnification rights conferred by the Restated Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

ITEM 7. Exemption from Registration Claimed

      Not applicable.

ITEM 8. Exhibits

      The following exhibits are filed as part of this Registration Statement:

      4.1    Restated Certificate of Incorporation of the Company (filed as
             Exhibit 3.1 to the Company's Registration Statement on Form 10, File No. 001-12277 (the "Form 10") and incorporated herein by reference).

      4.2 Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the Form 10 and incorporated herein by reference).

      5.     Opinion of Simpson Thacher & Bartlett

      23.1   Consent of Coopers & Lybrand LLP

      23.2   Consent of Simpson Thacher & Bartlett (included in Exhibit 5)

      24 Power of Attorney (included on the signature pages of this Registration Statement)

ITEM 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 14th day of October, 1996.

                                      ACNIELSEN CORPORATION
                                          (Registrant)


                                      By /s/ Earl H. Doppelt
                                         -------------------------------------
                                         Earl H. Doppelt
                                         Executive Vice President
                                           and General Counsel


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Earl H. Doppelt, Harris Black and Ellenore O'Hanrahan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               SIGNATURE                                 TITLE                                DATE
               ---------                                 -----                                ----
                                         Chairman, Chief Executive Officer and          October 14, 1996
/s/ Nicholas L. Trivisonno               Director (principal executive officer)
--------------------------------------
      Nicholas L. Trivisonno

                                         Executive Vice President and Chief             October 14, 1996
/s/ Robert J. Chrenc                     Financial Officer (principal financial and
--------------------------------------   accounting officer)
      Robert J. Chrenc

                                         Director                                       October 14, 1996
/s/ Robert J. Lievense
--------------------------------------
      Robert J. Lievense

                                         Director               October 14, 1996
/s/ Michael P. Connors
--------------------------------------
      Michael P. Connors

                                INDEX TO EXHIBITS

Exhibit                            Description                     Sequentially
Number                                                             Numbered Page

4.1          Restated Certificate of Incorporation of the
             Company (filed as Exhibit 3.1 to the Company's
             Registration Statement on Form 10, File No.
             001-12277 (the "Form 10") and incorporated herein by reference).

4.2          Amended and Restated By-laws of the Company
             (filed as Exhibit 3.2 to the Form 10 and incorporated herein by reference).

5.           Opinion of Simpson Thacher & Bartlett

23.1         Consent of Coopers & Lybrand LLP

23.2 Consent of Simpson Thacher & Bartlett (included in Exhibit 5)

24 Power of Attorney (included on the signature pages of this Registration Statement)


                                        6